Exhibit 11
        STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE

                                                    Three Months Ended        Nine Months Ended
                                                       March 31,                  March 31
                                                 1995            1994         1995        1994
Net income per share
was computed as follows:

Primary:

  1)  Net income                                $2,067,669   $1,682,015    $4,825,324   $4,429,476

  2)  Weighted average
      common shares
      outstanding                                6,016,405    5,970,286     6,004,833    5,959,291
  3)  Incremental shares
      under stock options
      computed under the
      treasury stock
      method using the
      average market price
      of issuer's common
      stock during the
      periods                                      178,108       98,464       184,557       95,098

  4)  Weighted average
      common and common
      equivalent shares
      outstanding                                6,194,513    6,068,750     6,189,390    6,054,389
  5)  Net income per share                      $      .33   $      .28    $      .78   $      .74


Fully diluted:

  1)  Net income                                $2,067,669   $1,682,015    $4,825,324   $4,429,476

  2)  Weighted average
      common shares
      outstanding                                6,016,405    5,970,286     6,004,833     5,959,291

  3)  Incremental shares
      under stock options
      computed under the
      treasury stock



      method using the
      market price of
      issuer's common at
      the end of the periods
      if higher than the
      average market price                         208,618      161,194       207,798      155,124

  4)  Weighted average
      common and common
      equivalent shares
      outstanding                                6,225,023    6,131,480     6,212,631    6,114,415

  5)  Net income per share                      $      .33   $      .27    $      .78   $      .72